UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2014

APACHE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-4300	41-0747868
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Post Oak Boulevard

Suite 100

Houston, Texas 77056-4400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 296-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Apache held on Thursday, May 15, 2014, there were 391,806,652 shares of Apache common stock, par value $0.625 per share, eligible to vote, of which 339,035,245 shares, or 87 percent, were voted.

The matters voted upon, the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to such matters, were as stated below:

•	The following nominees for directors were elected to serve three-year terms expiring at the 2017 annual meeting of stockholders, by the majority of shares voted, excluding abstentions:

Nominee	For	Against	Abstentions	Broker Non-Votes
G. Steven Farris	296,280,267	8,107,866	3,714,982	30,932,130
A. D. Frazier, Jr.	300,821,947	5,765,239	1,515,929	30,932,130
Amy H. Nelson	304,836,504	1,739,901	1,526,710	30,932,130

•	The appointment of Ernst & Young LLP as Apache’s independent auditors for fiscal year 2014 was ratified by the majority of shares voted, including abstentions:

For	Against	Abstentions	Broker Non-Votes
335,392,715	1,757,468	1,885,062	0

•	In a non-binding advisory vote on the compensation of Apache’s named executive officers as disclosed in Apache’s 2014 proxy statement (commonly known as “say on pay”), the compensation of Apache’s named executive officers was approved by the majority of shares voted, including abstentions:

For	Against	Abstentions	Broker Non-Votes
295,183,134	9,542,649	3,372,461	30,937,001

•	An amendment to Apache’s Restated Certificate of Incorporation (the “Certificate”) to eliminate the classified board to provide for the annual election of all directors was not approved by eighty percent (80%) of the shares outstanding as required by the Certificate:

For	Against	Abstentions	Broker Non-Votes
304,803,048	1,440,689	1,856,253	30,935,255

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APACHE CORPORATION

Date: May 19, 2014	/s/ Alfonso Leon
Alfonso Leon,
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)